Exhibit 1







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Watkins-Johnson Employees' Investment Plan of our report dated June 6, 1997, with respect to the financial statements and schedules of the Watkins-Johnson Employees' Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.




                                            MOHLER, NIXON & WILLIAMS
                                            Accountancy Corporation

Campbell, California
June 6, 1997



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